Exhibit 99.1




CONTACT
Jennifer Whipp                              Mike Farber, Owen Davis
AXENT Technologies, Inc.                    Schwartz Communications
Tel: (301) 670-3653                         Tel: (617) 431-0770
Fax: (301) 670-3586                         mfarber@schwartz-pr.com
info@axent.com                              odavis@schwartz-pr.com


FOR IMMEDIATE RELEASE


          AXENT Technologies, Inc. to Acquire AssureNet Pathways, Inc.

         Adds Remote Access, Network and Internet Authentication to the
                             OmniGuard Product Line


Rockville, MD; January 7, 1997 - AXENT Technologies, Inc. (NASDAQ: AXNT), today announced that it has signed a definitive agreement to acquire AssureNet Pathways, Inc. (formerly known as Digital Pathways, Inc.), a privately held supplier of token-based authentication products. The agreement, approved by the respective Boards of Directors, is subject to approval by AssureNet shareholders, government regulatory approval and certain other usual closing conditions. Closing currently is expected to occur in late March 1997.

Terms of the agreement call for AXENTTM to issue up to 1,550,000 shares of common stock, currently valued at $24.8 million, to AssureNet shareholders. A majority of AssureNet shareholders have agreed to vote for the acquisition which will be accounted for using purchase accounting. In connection with the transaction, AXENT expects to take a one-time charge for purchased in-process research and development. AXENT currently expects that the charge will constitute a substantial portion of the final purchase price.

The acquisition further enhances AXENT's leadership position in enterprise information security by adding complementary remote access authentication products, Internet/Intranet authentication products and significantly expanding AXENT's indirect distribution capabilities with the addition of approximately fifty new resellers.

"Customers are demanding that security vendors provide multiple, integrated solutions that address a broad range of requirements across multiple computing platforms," said Rich Lefebvre, AXENT's Chairman and CEO. "AssureNet's Defender(R) products are highly synergistic with AXENT's OmniGuardTM product line. The combination of OmniGuard and Defender will provide a next generation centralized authentication and single sign-on solution."

"Point security offerings like firewalls and access control products alone are not enough to protect sensitive information stored throughout corporate IT environments," said Gary Lynch, Research Director, Information Security Strategies, Gartner Group. "It is critical for enterprises to be able to authenticate their growing number of remote users with more than just a static password."

AssureNet's Defender product line includes software- and hardware-based tokens that are easy to use, difficult to circumvent, and centrally managed at an enterprise level. Defender will add remote access and, in the future, Internet/intranet authentication to AXENT's OmniGuard product line. Defender will also add token-based challenge/response authentication to OmniGuard's existing authentication capability. At the same time, OmniGuard will be able to centrally administer Defender hardware and software tokens and Defender Security Servers, in addition to native PC, NetWare, UNIX, Windows NT, and MVS platforms.

The combination of OmniGuard and Defender will allow AXENT to offer a common form of authentication whether the user accesses the network via a dial-up link, Internet, intranet, or through the LAN. OmniGuard's resource management solutions can securely authenticate the user and broker access to all network resources (LAN, Web, or Internet/intranet). The combination of Defender and OmniGuard will position AXENT to provide a universal authentication solution as well as more easily and securely solve the single sign-on problem.

"As a result of this acquisition, AssureNet customers will be able to take advantage of AXENT's greater development and marketing resources," said Ainslie Mayberry, acting president and CEO of AssureNet Pathways. "By joining forces with AXENT, we will be able to accelerate delivery of customer-requested enhancements, provide better support and services, and offer our customers the benefit of integration with AXENT's extensive line of information security solutions."

AXENT will conduct an investor conference call to discuss this acquisition on January 7, 1997 at 9:30 am EST. Interested parties can participate by dialing 1-800-611-1148.

Except for the historical information contained herein, the matters discussed and the statements made in this release concerning AXENT's future prospects are "forward-looking statements" under the Federal securities laws that involve risks and uncertainties. There can be no assurance that future results will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include, but are not limited to, AXENT's ability to assimilate the acquired operations and products, timely development and market acceptance of the acquired and new products, diversion of management's attention due to the acquisition, loss of key employees, distributors or resellers of AssureNet, the impact of competitive products, limitation of the write-off anticipated in connection with the acquisition, timely completion of the acquisition on its current terms, and worldwide economic conditions as they affect the spending intentions of the customers of AXENT or AssureNet, as well as the other risks detailed in the AXENT registration statement in Form S-1 filed February 14, 1996, as amended, and in AXENT's quarterly reports as filed on Forms 10-Q.



About AXENT
AXENT Technologies, Inc., is the leading provider of enterprise-wide information security solutions for distributed computing environments. The OmniGuard suite of products enables organizations to centrally manage information security. In addition, OmniGuard provides enhanced data confidentiality, access control, user administration and intrusion detection across the Internet and intranets, for UNIX, Windows 3.x, Windows NT, Windows 95, NetWare and mid-range systems. Headquartered in Rockville, MD, AXENT's broad line of security offerings is used by Fortune 1000 and governments worldwide to effectively secure and protect information systems in heterogeneous computing environments. Contact AXENT via Email at info@axent.com, or visit AXENT's World Wide Web site at http://www.axent.com.

About AssureNet
AssureNet Pathways, Inc. provides a broad range of network security solutions that protect enterprise-wide networks from unauthorized entry, tampering and theft of information and services. Backed by more than a decade of expertise in the network security, AssureNet Pathways products are the only standards-based security solutions available that are easy to use and manage, in addition to being cost-effective. AssureNet Pathways customers include leading companies in electronics, finance, health services and communications industries. AssureNet Pathways is headquartered in Mountain View, Calif., with regional offices throughout the U.S., and in Basingstoke, U.K. The company's products are sold worldwide through a network of distributors, value-added resellers and systems integrators.

With more than 700,000 users at more than 2,500 corporations world-wide, AssureNet is one of the leaders in the rapidly growing market for products that can positively authenticate remote users who access internal corporate networks. As an increasing number of users work from home, access the corporate network while on the road, or use the Internet to access internal systems, the market for authentication products is expected to increase significantly. According to analysts' estimates, expenditures for authentication products are expected to grow from $225 million in 1996 to $2.6 billion by the year 2000.

                                       ###

           All trademarks, service marks, and company names are the property of their respective owners.